UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 19, 2015

Dynamic Materials Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-8328	84-0608431
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5405 Spine Road

Boulder, Colorado  80301

(Address of Principal Executive Offices, Including Zip Code)

(303) 665-5700

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 19, 2015, Bernard Hueber, a member of the Board of Directors (the “Board”) of Dynamic Materials Corporation (the “Company”), announced his intention to retire from the Board effective as of May 13, 2015, following the 2015 Company’s annual meeting of stockholders. Mr. Hueber will therefore not stand for reelection to the Board at the next annual meeting of stockholders. Mr. Hueber, 74, has served as a director of the Company from 2000 to 2005 and from 2006 until the present. He is currently the chairman of the Board’s Health, Safety, Security and Environment Committee and a member of the Board’s Corporate Governance and Nominating Committee. Mr. Hueber’s retirement was for personal reasons and not as a result of any disagreement with the Company or the Board.

In connection with Mr. Hueber’s announcement, the Board, as permitted by the Company’s bylaws, approved reducing the number of directors on the Board from nine to seven, effective following the 2015 annual meeting of stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNAMIC MATERIALS CORPORATION

Dated: February 23, 2015	By:	/s/ Michael Kuta
Michael Kuta
Chief Financial Officer